EXHIBIT 10.1
Amendment No. 4, Consent and Waiver
to and under
Credit Agreement
          This Amendment No. 4, Consent and Waiver, dated as of December 18, 2006 (this “Amendment”), to and under the Credit Agreement, dated as of March 20, 2006 (as amended, including by this Amendment, the “Credit Agreement”), among Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), ACS Commercial Solutions, Inc., a Nevada corporation, ACS Education Services, Inc., a Delaware corporation, ACS Enterprise Solutions, Inc., a Delaware corporation, ACS HR Solutions, LLC, a Pennsylvania limited liability company, ACS Outsourcing Solutions, Inc., a Michigan corporation, ACS State & Local Solutions, Inc., a New York corporation, ACS State Healthcare, LLC, a Delaware limited liability company, ACS TradeOne Marketing, Inc., a Delaware corporation, Buck Consultants, LLC, a Delaware limited liability company, ACS Worldwide Lending Limited, a limited company organized under the laws of England and Wales, and each other Subsidiary Borrower party thereto from time to time, the Lenders and Issuers party thereto from time to time, and Citicorp USA, Inc. (“Citicorp”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
WITNESSETH
          WHEREAS, in connection with the investigation relating to the Company’s historical stock option practices as disclosed in the Company’s press release dated August 7, 2006 (including the matters disclosed in the Company’s press release dated November 27, 2006, the “Options Matter”), the Company has requested a waiver of certain covenants under the Credit Agreement and certain amendments to the Credit Agreement as herein set forth;
          WHEREAS, the Company, each of the Lenders signatory to an acknowledgment and consent, in the form set forth as Exhibit A (an “Acknowledgment and Consent”), and the Administrative Agent have agreed to such waiver and amendments on the terms and subject to the conditions herein provided.
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Consent and Waiver.
          (a) As of the Effective Date, the Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby (i) consent to (A) the delivery of the Financial Statements required by Section 6.1(a) (Quarterly Reports) and the related Compliance Certificate required by Section 6.1(c) (Compliance Certificate) for the Fiscal Quarter ended June 30, 2006 and the Fiscal Quarter ended September 30, 2006, on or prior to February 14, 2007, and (B) the delivery of the Financial Statements and related accountant’s report required by Section 6.1(b) (Annual Reports) and the related Compliance Certificate required by Section 6.1(c) (Compliance Certificate) for the Fiscal Year ended June 30, 2006, on or prior to February 14, 2007 and (ii) waive any Default or Event of

Default (x) arising from the Company’s failure to comply with Section 6.1(a) (Quarterly Reports), Section 6.1(b) (Annual Reports) or Section 6.1(c) (Compliance Certificate) (all such financial statements, reports and certificates being the “Delayed Reports”); provided that, in each case, the failure to deliver each of the Delayed Reports within the applicable time period provided by the Credit Agreement shall have resulted directly or indirectly from the Options Matter.
          (b) The Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby waive any Default or Event of Default under Section 9.1(c) (Events of Default) solely to the extent that the representations or warranties made or deemed to have been made pursuant to Section 4.4(a) (Financial Statements), Section 4.9 (Full Disclosure), Section 6.1(a) (Quarterly Reports) or Section 6.1(e) (Business Plan) shall prove to have been incorrect when made or deemed to have been made as a result of a restatement, adjustment or other modification of the Financial Statements delivered to the Administrative Agent prior to the Effective Date; provided that such restatement, adjustment or other modification shall have resulted directly or indirectly from the Options Matter.
          (c) The Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby waive any Default or Event of Default under Section 9.1(e) (Events of Default), arising from the Company’s or any other Group Member’s failure to comply with similar reporting covenants under any other Indebtedness (including any requirement to file any report with the SEC or to furnish such report to the holders of such Indebtedness) (collectively, “Similar Reporting Covenants”); provided that (i) such failure to comply shall have resulted directly or indirectly from the Options Matter and (ii) the Company and/or such other Group Member, as applicable, shall have delivered all reports and all other statements required by each such Similar Reporting Covenant on or prior to February 14, 2007.
          (d) Except as expressly provided in clauses (a), (b) and (c) above, nothing contained in this Amendment shall be construed as a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document.
          (e) Notwithstanding the Applicable Margin with respect to Revolving Loans or Applicable Unused Commitment Fee Rate that would otherwise be in effect, from and after the Effective Date and through the earlier of (x) February 14, 2007 and (y) the date that any of the Delayed Reports have been delivered to the Administrative Agent in accordance with the requirements set forth in the Credit Agreement (as amended by this Amendment) (the “Modification Termination Date”), (i) “Applicable Margin” shall mean with respect to Revolving Loans maintained as (1) Base Rate Loans, a rate equal to 0.25% per annum and (2) Eurocurrency Rate Loans, a rate equal to 1.25% per annum and (ii) “Applicable Unused Commitment Fee Rate” shall mean 0.375% per annum. Commencing on the Modification Termination Date, “Applicable Margin” and “Applicable Unused Commitment Fee Rate” shall each revert to the definition set forth in the Credit Agreement without giving effect to this Section 1(e) and from and after the Modification Termination Date, this Amendment shall cease to be of further force and effect with respect to any Delayed Report that has been delivered.
          (f) Promptly, but in any event within 10 Business Days after delivery of the Financial Statements for the Fiscal Year ended June 30, 2006, the Company shall furnish to the Administrative Agent an update of the Projections delivered by it in accordance with Section 6.1(e) (Business Plan).

          SECTION 2. Amendments. Subject to the terms and conditions set forth herein, effective as of the Effective Date, the Credit Agreement (together with the Exhibits and Schedules thereto) is hereby amended as follows:
          (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions among the existing definitions set forth in such Section in alphabetical order:
          “Permitted Unsecured Debt” means unsecured Indebtedness of the Company which (a) has a maturity date no earlier than six months after the later of (i) the Term Loan Maturity Date and (ii) the final maturity date applicable to any Facility Increase outstanding at the time such Indebtedness is incurred, (b) has market interest rates and fees, (c) has no financial covenants that are maintenance covenants, (d) has no covenants or events of default that are more restrictive than those in the Loan Documents, (e) does not require any funds to be set aside for any redemption, retirement, termination, cancellation, purchase or other acquisition of such Indebtedness, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise and (f) if such Indebtedness is subordinated to the Obligations, is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.
          (b) Section 4.13(b) (Use of Proceeds) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (b) The proceeds of the Revolving Loans and the Letters of Credit are being used by each Revolving Credit Borrower (and, to the extent distributed to them by such Borrower, each Group Member) solely (i) to refinance all Indebtedness and other obligations outstanding under the Existing Credit Agreement, (ii) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iii) for working capital and general corporate purposes for itself or any of its Subsidiaries and (iv) to finance Permitted Acquisitions; provided, however, that the Revolving Credit Borrowers may use the Revolving Loans from time to time to make payments permitted under Section 8.5(e) (Restricted Payments) and to pay costs, fees and expenses incurred in connection therewith, in each case, to the extent, before and after giving effect to all such payments on any date, (A) the aggregate principal amount of all such Revolving Loans outstanding at any time used to make payments permitted under Section 8.5(e) shall not exceed $500,000,000, (B) the sum of the aggregate principal amount of all such Revolving Loans outstanding at any time used to make payments permitted under Section 8.5(e)(i) shall not exceed $350,000,000 and (C) the sum of (1) the Available Credit and (2) the aggregate amount of cash and Cash Equivalents (free and clear of all Liens other than Customary Permitted Liens and Liens in favor of the Administrative Agent for the benefit of the Secured Parties) in excess of $50,000,000 included in the Consolidated balance sheet of the Group Members as of such date shall not be less than $300,000,000 (or at any time prior to or on June 30, 2007, $200,000,000).
          (c) Section 8.1(d) (Indebtedness) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (d) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (c) above or this clause (d); provided, however, that (i) in the case of the Existing Notes, any such renewal, extension, refinancing or refunding thereof shall constitute Permitted Unsecured Debt (provided that, in the case of any extension of the Existing Notes, the Existing Notes may continue to be secured in accordance with the terms of the Existing Indenture) and (ii) in the case of any other Indebtedness, any such renewal, extension, refinancing or refunding shall be in an aggregate principal amount not greater than the principal amount of, and on terms no less favorable to any Group Member obligated thereunder, including as to weighted average maturity and final maturity, than the Indebtedness being renewed, extended, refinanced or refunded;
          (d) The first paragraph of Section 8.4 (Sale of Assets) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          8.4 Sale of Assets
          No Group Member shall sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or issue or sell any shares of their Stock or any Stock Equivalents (except in the case of the Company, the Company’s Stock or any of its Stock Equivalents) (any such disposition being an “Asset Sale”), except for the following:
          (e) Section 8.5(e) (Restricted Payments) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (e) (i) repurchase of additional shares of the Class A Common Stock and (ii) the prepayment, redemption, purchase, defeasance or other satisfaction of the Existing Notes, (A) in each case, from the proceeds of (1) any Securities Repurchase Increase or (2) to the extent permitted under Section 4.13(b), Revolving Loans and (B) in the case of clause (ii) above, from the proceeds of a sale by the Company of the Company’s Stock or any of its Stock Equivalent; provided, however, that the sum of (A) the aggregate principal amount of the Initial Term Loans used to pay for the Stock Repurchase and (B) the aggregate principal amount of the additional Term Loans and Revolving Loans (less any Revolving Loans that are repaid with proceeds of any additional Term Loans) used for the purposes permitted under this clause (e) shall not exceed $3,500,000,000; and
          SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on December 21, 2006 (the “Effective Date”) upon the satisfaction of each of the following conditions precedent:
          (a) the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower and the Administrative Agent;
          (b) the Administrative Agent shall have received an Acknowledgment and Consent duly executed by each Lender constituting the Requisite Lenders; and
          (c) (i) The Lenders shall have received payment of all fees as required by Section 4 hereof and (ii) the Administrative Agent shall have received payment of all fees, costs and expenses, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document, as required by Section 5 hereof.

          SECTION 4. Fees. As consideration for the execution of this Amendment and so long as (i) the condition set forth in Section 3(b) above shall have been satisfied and (ii) the Administrative Agent shall have executed this Amendment, the Company, on behalf of each Borrower, agrees to pay to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent with respect to this Amendment by 5 p.m. (New York time) on December 18, 2006, a fee equal to 0.05% of the sum of (A) such Lender’s Revolving Credit Commitment then in effect and (B) the principal amount of such Lender’s Term Loans then outstanding.
          SECTION 5. Costs and Expenses. As provided in Section 11.3(a) (Costs and Expenses) of the Credit Agreement, each Borrower jointly and severally agrees to reimburse the Administrative Agent for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment, to the extent invoiced to the Borrowers no less than one Business Day prior to the Effective Date.
          SECTION 6. Construction with the Loan Documents.
          (a) On and after this Amendment becoming effective in accordance with Section 3, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.
          (b) Except as expressly amended or otherwise modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Issuers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (d) This Amendment is a Loan Document.
          (e) This Amendment shall not extinguish or otherwise constitute a novation of the Obligations outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby or thereby in connection herewith or therewith.
          SECTION 7. Representations And Warranties. Each Borrower hereby represents and warrants, on and as of the date hereof, both prior and after giving effect to this Amendment, that (i) it has taken all necessary actions to authorize the execution, delivery, and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by such Borrower, (iii) this Amendment is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iv) each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects (other than representations and warranties in any such Loan Document which expressly speak as of an earlier date, which shall have been true and correct in all material respects as of such earlier date) and (v) no Default or Event of Default has occurred and is continuing (other than any Default or Event of Default expressly waived by Section 1(a), (b) or (c) of this Amendment).
          SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Affiliated Computer Services, Inc.,
ACS Commercial Solutions, Inc.,
ACS Education Services, Inc.,
ACS Enterprise Solutions, Inc.,
ACS HR Solutions, LLC,
ACS Outsourcing Solutions, Inc.,
ACS State & Local Solutions, Inc.,
ACS State Healthcare, LLC,
ACS TradeOne Marketing, Inc.,
     as Borrowers

By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

ACS Worldwide Lending Limited, as Borrower
By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

[Signature page to Amendment No. 4 to Credit Agreement]

Buck Consultants, LLC, as Borrower
By:	/s/ Karl W. Lohwater
	Name:	Karl W. Lohwater
	Title:	Assistant Secretary

[Signature page to Amendment No. 4 to Credit Agreement]

Citicorp USA, Inc., as Administrative Agent

By:	/s/ James M. Walsh

Name: James M. Walsh
Title: Vice President and Managing Director
[Signature page to Amendment No. 4 to Credit Agreement]

Exhibit A to
Amendment No. 4, Consent and Waiver
to and under Credit Agreement
Acknowledgement And Consent

To:	Citicorp USA, Inc., as Administrative Agent 388 Greenwich Street, 21st Floor New York, New York 10013 Attention: James M. Walsh
Re: Affiliated Computer Services, Inc. - Amendment No. 4, Consent and Waiver
          Reference is made to the Credit Agreement, dated as of March 20, 2006 (as amended), among Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), ACS Commercial Solutions, Inc., a Nevada corporation, ACS Education Services, Inc., a Delaware corporation, ACS Enterprise Solutions, Inc., a Delaware corporation, ACS HR Solutions, LLC, a Pennsylvania limited liability company, ACS Outsourcing Solutions, Inc., a Michigan corporation, ACS State & Local Solutions, Inc., a New York corporation, ACS State Healthcare, LLC, a Delaware limited liability company, ACS TradeOne Marketing, Inc., a Delaware corporation, Buck Consultants, LLC, a Delaware limited liability company, ACS Worldwide Lending Limited, a limited company organized under the laws of England and Wales, and each other Subsidiary Borrower party thereto from time to time, the Lenders and Issuers party thereto from time to time, and Citicorp USA, Inc. (“Citicorp”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.
          The Company has requested that the Lenders amend the Credit Agreement and consent to a waiver under the Credit Agreement on the terms described in Amendment No. 4, Consent and Waiver to and under Credit Agreement (the “Amendment”), the form of which is attached hereto.
          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours, [Name of Lender]
By:
Name:
Title:

Dated as of December __, 2006
[Signature Page to Lender Consent to ACS’ Amendment No. 4, Consent and Waiver]